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                                                                    EXHIBIT 10.3


                                D.R. HORTON, INC.

                            1991 STOCK INCENTIVE PLAN

                                   (Restated)

                                 AMENDMENT NO. 1

     As of February 27, 2001, the Board of Directors of D.R. Horton, Inc. declared an 11% stock dividend payable in shares of its common stock. To give effect to such stock dividend, the Committee has amended the D.R. Horton, Inc. 1991 Stock Incentive Plan, as amended and restated (the "Plan"), in the following respects:

     1. The first sentence of Paragraph 3 of the Plan is hereby amended to read in its entirety as follows:

          The shares of Common Stock and any other Company Security which may be
     (a) sold upon the exercise of Option Rights, (b) delivered upon the exercise of Appreciation Rights, (c) granted or sold as Restricted Stock and released from substantial risks of forfeiture and restrictions on transfer thereof or (d) delivered in payment of any Performance Units or as Performance Shares (or in lieu thereof), shall not exceed in the aggregate 8,040,373 shares, subject to adjustment as provided in Paragraph 10 of this Plan.

     2. In all other respects, the Plan as previously approved is hereby ratified and confirmed. March 9, 2001

                                     D.R. Horton, Inc.


                                     By:   /s/ Samuel R. Fuller
                                        ---------------------------------------
                                     Samuel R. Fuller, Executive Vice President,
                                     Treasurer and Chief Financial Officer


                                     Attest:


                                     /s/ Paul W. Buchschacher
                                     ------------------------------------------
                                     Paul W. Buchschacher, Assistant Secretary